EXHIBIT 23.1
                                                             ------------


                       CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the General Employment Enterprises, Inc. 1999 Stock Option Plan of our report dated
   November 9, 1998, with respect to the consolidated financial statements of General Employment Enterprises, Inc. and subsidiary included in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young

                                           Ernst & Young LLP



   Chicago, Illinois
   April 20, 1999